U.S. SECURITIES AND EXCHANGE

 COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): July 29, 2015

Concierge Technologies, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-38838	95-4442384
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

29115 Valley Center Rd., K-206 Valley Center, CA 92082 (866) 800-2978

(Address and telephone number of registrant's principal

executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 29, 2015, Concierge Technologies, Inc. (the “Company”), a Nevada corporation, entered into an Agreement for Sale and Purchase of a Business (the “Purchase and Sale Agreement”) with Gourmet Foods Limited (“Gourmet Foods”), a corporation organized under the laws of New Zealand whereby the Company planned to acquire all right, title and interest in Gourmet Foods Limited, Pats Pantry and Ponsonby Gourmet Pies all located in Tauranga, New Zealand (the “Businesses”) in exchange for Two Million Five Hundred Eleven Thousand and Fifty New Zealand Dollars ($2,511,050 NZD) (the “Purchase Price”).

The Purchase and Sale Agreement provided for a due diligence period for the Company to inspect relevant aspects of the Businesses (the “Due Diligence Period”).  During the Due Diligence Period, the Company and Gourmet Foods decided to restructure their Purchase and Sale Agreement as a stock purchase to facilitate a more efficient transfer of Gourmet Foods to the control of the Company.

Accordingly, on July 29, 2015, the Company, Gourmet Foods and the shareholders of Gourmet Foods Ltd. (the “Gourmet Foods Shareholders”) entered into an Agreement for Sale and Purchase of Shares (the “Share Purchase Agreement”) whereby the Company agreed to purchase 100% of the shares of Gourmet Foods from the Gourmet Foods Shareholders in exchange for the original Purchase Price of $2,511,050 NZD.  In connection with the execution of the Share Purchase Agreement, the parties agreed to terminate the Purchase and Sale Agreement. The Share Purchase Agreement is expected to close shortly subject to certain closing conditions as set forth in the Share Purchase Agreement.

The terms of the Share Purchase Agreement are subject to post-closing adjustments based on accounting and inventory audits of the Businesses as set forth in the Share Purchase Agreement.

The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the Agreement for Sale and Purchase of Shares which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

As set forth above, the parties agreed to terminate the Purchase and Sale Agreement dated May 29, 2015 and replace it with the newly entered Share Purchase Agreement dated July 29, 2015.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement for Sale and Purchase of Shares, dated July 29, 2015, by and among Gourmet Foods Ltd., certain related parties of Gourmet Foods Ltd., and Concierge Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCIERGE TECHNOLOGIES, INC.

Date: August 4, 2015	By:	/s/ David Neibert
David Neibert
Chief Financial Officer